SUBORDINATED NOTE

                                                              December ___, 1996

      1. HealthCare Hearing Clinics, Inc., a corporation duly organized and existing under the laws of the State of Washington ("HHC"), for value received hereby promises to pay to the order of __________________ ("Holder") the principal sum of $___________ for the amount of the note payable as follows:

             (a) Interest on the unpaid balance hereof at the rate of 6.5 percent per annum shall be payable on a calendar quarterly basis on or before the tenth day following the end of each quarter, and

             (b) The principal amount hereof shall be payable in three equal installments due on the first three anniversaries of the date hereof.

This note has been delivered pursuant to Section 1.4 of that certain Stock Purchase and Sale Agreement dated December 13, 1996, to which HHC and the Holder hereof are parties (the "Agreement"). The amount owed Holder hereunder is expressly subject to setoff as provided in Sections 1.5 and 1.6 of the Agreement.

      2. HHC, for itself and its successors and assigns, covenants and agrees, and by acceptance hereof Holder likewise covenants and agrees, that the payment of the principal of this note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness. As used herein "Senior Indebtedness" means the principal of (and premium, if any) and unpaid interest on indebtedness for borrowed money of HHC (including guarantees by HHC of indebtedness for borrowed money of others), whether outstanding on the date hereof or hereafter created, incurred, assumed, or guaranteed.

      3. Upon any distribution of assets by HHC upon any dissolution, winding up, liquidation, or reorganization of HHC, whether in bankruptcy, insolvency, reorganization, or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of HHC or any other winding up of HHC (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred hereby upon the Senior Indebtedness and the holders thereof with respect to this note and Holder by a lawful plan of reorganization under applicable bankruptcy law):

             (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof (and premium, if any) and the



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                  interest due thereon  before Holder is entitled to receive any payment upon the indebtedness evidenced by this note;

             (b) any payment or distribution of assets of HHC of any kind or character, whether in cash, property, or securities, to which Holder would be entitled except for the provisions of this
                  Section 3 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably accordingly to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

             (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of HHC of any kind or character, whether in cash, property, or securities, shall be received by Holder before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; provided, however, that any such payment or distribution -------- ------- received by Holder shall not be required to be paid over to a holder of such Senior Indebtedness as aforesaid if upon notice from Holder to such holder of Senior Indebtedness, which notice shall state that such payment or distribution has been received by Holder and request that such holder notify Holder of the amounts then due and owing to such holder on such Senior Indebtedness, such holder of such Senior Indebtedness shall fail to so notify Holder of such amounts then due and owing. The provisions of this paragraph (c) shall not apply to any payment or distribution of assets received by Holder prior to the date of any distribution, assignment, marshalling, or other winding up referred to in the first sentence of this Section 3.




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Subject  to the  payment  in full of all Senior  Indebtedness,  Holder  shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property, or securities of HHC, as the case may be, applicable to the Senior Indebtedness until the principal of this note shall be paid in full and no such payments or distributions to Holder of cash, property, or securities otherwise distributable to the Senior Indebtedness shall, as between HHC, its creditors, other than the holders of Senior Indebtedness, and Holder, be deemed to be a payment by HHC to or on account of this note. It is understood that the provisions of Sections 2 and 3 are solely for the purpose of defining the relative rights of Holder, on the one hand, and the holders of the Senior Indebtedness on the other hand, against HHC and their properties. Nothing contained in Sections 2 and 3 or elsewhere in this note is intended to or shall impair, as between HHC and Holder, the obligation of HHC, which is unconditional and absolute, to pay to Holder the principal of this note as and when the same shall become due and payable in accordance with its terms or to affect the relative rights of Holder and creditors of HHC other than the holders of Senior Indebtedness, nor shall anything herein or in this note prevent Holder from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights, if any, under Sections 2 and 3 of the holders of Senior Indebtedness in respect to cash, property, or securities of HHC received upon the exercise of any such remedy.

      4. In the event and during the continuation of any default of which Holder shall have received written notice in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable period of grace, or in the event that any event of default with respect to any Senior Indebtedness of which Holder shall have received written notice shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment of principal of this note shall be made by HHC; provided, however that such prohibition on the payment of principal of this note shall not apply if all holders of Senior Indebtedness, upon receiving written notice from HHC requesting permission to make a payment of principal on this note, fail to notify HHC in writing within 30 days after the date the notice requesting such permission is received that such permission is denied.

      5. Nothing contained in Sections 2, 3, or 4 shall prevent HHC at any time except during the pendency of any of the conditions described in Sections 3 and 4, from making the scheduled principal payment provided for in Section 1.

      6. No recourse shall be had for the payment of the principal on this note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of HHC or of any successor corporation, whether by virtue of any constitution, statute, or rule of law,



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or by the  enforcement  of any  assessment  or  penalty or  otherwise,  all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      7. The occurrence of any one or more of the following events shall constitute an Event of Default under this note:

             (a) HHC shall fail to observe or perform any obligation to be observed or performed by it under this note, under the Stock Purchase and Sale Agreement dated as of December ___, 1996, between HHC and Holder, within thirty (30) days after written notice from Holder to perform or observe the obligation or to substantially commence to observe or perform and thereafter diligently complete observance or performance if complete observance or performance of the obligation is not possible within thirty (30) days;

             (b) HHC shall be in default under or fail to make any payment of principal of or interest on any indebtedness for borrowed money in a principal amount of at least Fifty Thousand Dollars ($50,000) and such default or failure shall continue beyond any applicable grace period;

             (c) HHC shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of any of its creditors;

             (d) Proceedings in bankruptcy, or for reorganization of HHC, or for the readjustment of any of HHC's debts, under any bankruptcy code or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by HHC, and such receiver or trustee shall not be discharged within sixty (60) days of his appointment, or such proceedings shall not be dismissed or discharged within sixty (60) days of their commencement;

             (e) A receiver or trustee shall be appointed for HHC or for any substantial part of HHC's assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of HHC, and such receiver or trustee shall not be discharged within sixty (60) days of his appointment, or such proceedings shall not be dismissed or discharged within sixty
                  (60) days of their commencement, or HHC shall discontinue business or materially change the nature of its businesses;

             (f) HHC shall suffer final judgments for payment of money aggregating in excess of Fifty Thousand Dollars ($50,000) and shall not discharge the same within a period of sixty (60) days unless, pending further



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                  proceedings,   execution   has  not  been   commenced  or,  if
                  commenced, has been effectively stayed.

      8. Upon the occurrence of an Event of Default, Holder shall have the right to accelerate this note and to declare the entire unpaid balance hereof immediately due and payable.

      9. This note has not been registered under the Securities Act of 1933. This note has been acquired for investment purposes only and not with a view toward distribution or resale, and may not be mortgaged, pledged, hypothecated, or otherwise transferred without an effective registration statement for this note under the Securities Act of 1933 or an opinion of counsel reasonably acceptable to counsel for HHC that registration is not required under the Securities Act of 1933. This note is also subject to restrictions imposed by applicable state securities laws.

      10. This note is exempt from qualification under the Trust Indenture Act of 1939. Therefore, Holder is aware that certain protections which might be available under a note issued pursuant to a trust indenture qualified under the Trust Indenture Act of 1939 will not be available.

      11. No sinking fund will be established by HHC to assist HHC in retiring this note upon maturity.

      12. HHC agrees to pay all costs of collection of any amounts due hereunder when incurred, including, without limitation, attorney fees and expenses, including on any appeal.

      13. HHC hereby waives presentment, demand, notice, and protest and any defense by reason of extension of time for payment or other indulgences. Failure of Holder to assert any right herein shall not be deemed to be a waiver thereof.

      14. This note shall be governed by, and construed in accordance with, the laws of the state of Oregon, including matters of construction, validity, and performance.




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      15. The payment of this note is guaranteed by HealthCare  Capital Corp., a corporation organized under the laws of the Province of Alberta, Canada, which is the owner of all the issued and outstanding shares of HHC.



                                        HEALTHCARE  HEARING  CLINICS,   INC.,  a
                                        Washington corporation


                                        By
                                            Brandon M. Dawson, President





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